Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 4 to Form F-4 of our report dated February 23, 2024 relating to the consolidated financial statements of LAMF Global Ventures Corp. I, which contains an explanatory paragraph about the Company’s ability to continue as a going concern, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 27, 2024